Exhibit 99.1

FOR IMMEDIATE RELEASE
July 29, 2019

First Financial Corporation and HopFed Bancorp

Announce Completion of Merger Transaction

Terre Haute, Ind. (July 29, 2019) — First Financial Corporation (NASDAQ: THFF) (“First Financial”) announced today that it completed its merger with HopFed Bancorp, Inc. (NASDAQ: HFBC) (“HFBC”) and the merger of First Financial’s wholly owned subsidiary, First Financial Bank, N.A. (“First Financial Bank”), with HFBC’s wholly owned subsidiary, Heritage Bank USA, Inc. (“Heritage Bank”).

Under the terms of the merger agreement, shareholders of HFBC may elect to receive either (or a combination of) 0.444 shares of First Financial common stock or $21.00 in cash for each share of HFBC common stock owned, subject to proration provisions that provide for a targeted aggregate split of 50% of HFBC shares being exchanged for First Financial common stock and 50% for cash. Based upon First Financial’s closing price of $43.43 per share on July 26, 2019, and assuming that a shareholder received 50% stock and 50% cash, the shareholder would receive total consideration with an implied value of approximately $20.14 per share, with an aggregate transaction value of approximately $133.9 million.

“We are happy we can officially welcome the customers and associates of Heritage Bank to the First Financial family,” said Norman L. Lowery, President and CEO of First Financial. “We look forward to building on the Heritage tradition of excellent products and services as we combine our institutions into one dynamic community bank.”

“This partnership between our two great companies represents a significant milestone for our customers and our valued associates,” added John Peck, President and CEO of HFBC. “It provides added strength to our organization and substantial opportunities for growth.”

As a result of the merger, First Financial Bank now operates 83 banking centers and five loan production offices serving Indiana, Illinois, Kentucky and Tennessee.

First Financial was advised by the investment banking firm of Raymond James & Associates, Inc. and the law firm of SmithAmundsen LLC. HFBC was advised by the investment banking firm of Sandler O’Neill + Partners, L.P. and the law firm of Jones Walker LLP, Washington, D.C. Keefe, Bruyette & Woods, Inc., A Stifel Company, rendered a fairness opinion to HFBC in connection with the transaction.

About First Financial Corporation

First Financial is a financial holding company headquartered in Terre Haute, Indiana. It offers a wide variety of financial services including commercial, mortgage and consumer lending, lease financing, trust account services and depositor services through its subsidiaries, First Financial Bank and The Morris Plan Company of Terre Haute, Inc. For more information and financial data, please visit the “Investor Relations” section of First Financial’s website at www.first-online.com.

Forward-Looking Statements

Certain statements contained in this press release, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, certain plans, expectations, goals, projections, and benefits relating to the business and operations of First Financial, which are subject to numerous assumptions, risks and uncertainties. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “may,” “will,” “should,” “likely,” “expected,” “estimated,” ‘‘intends,’’ “future,” “plan,” “goal,” “seek,” “project” and other similar expressions may identify forward-looking statements, but are not the exclusive means of identifying such statements. Please refer to First Financial’s Annual Report on Form 10-K for the year ended December 31, 2018, as well as its other filings with the Securities and Exchange Commission (“SEC”), for a more detailed discussion of risks, uncertainties, and factors that could cause actual results to differ from those discussed in the forward-looking statements.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. In addition to factors previously disclosed in reports filed by First Financial with the SEC, risks and uncertainties for First Financial include, but are not limited to: the possibility that any of the anticipated benefits of the merger with HopFed will not be realized or will not be realized within the expected time period; the risk that integration of HFBC’s operations with those of First Financial will be materially delayed or will be more costly or difficult than expected; the challenges of integrating and retaining key employees; the effect of the consummation of the merger with HopFed on First Financial’s customer relationships, operating results, and/or market price; the possibility that the merger with HopFed may result in more expenses than anticipated, including as a result of unexpected or unknown factors, events, or liabilities; any litigation that has been or might be filed in connection with the merger with HopFed; and general competitive, economic, political and market conditions, and fluctuations. All forward- looking statements included in this press release are made as of the date hereof and are based on information available at the time of the press release. Except as required by law, First Financial does not assume any obligation to update any forward-looking statement.

Contact:

First Financial Corporation
Norman L. Lowery

President & CEO

812-238-6427